Exhibit 99.1

     Reliance Steel & Aluminum Co. Reports 2007 Third Quarter and
                         Year-to-Date Results

    LOS ANGELES--(BUSINESS WIRE)--Oct. 18, 2007--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the third quarter and nine months ended September 30, 2007. For the 2007 third quarter, net income was $93.6 million, compared with net income of $107.5 million for the 2006 third quarter. Earnings per diluted share were $1.22 for the 2007 third quarter, compared with $1.41 for the 2006 third quarter. 2007 third quarter sales were $1.81 billion, an increase of 11.4% compared with 2006 third quarter sales of $1.63 billion. The 2007 third quarter financial results include in cost of sales a pre-tax LIFO expense amount of $12.5 million, or $.10 per diluted share, compared with a pre-tax LIFO expense amount of $33.3 million, or $.27 per diluted share in the 2006 third quarter.

    For the nine months ended September 30, 2007, net income amounted to a record $328.0 million, up 17.2% compared with net income of $279.9 million for the same period in 2006. Earnings per diluted share were $4.28 for the nine months ended September 30, 2007, compared with earnings of $3.83 per diluted share for the nine months ended September 30, 2006. Sales for the 2007 year-to-date period were a record $5.55 billion, an increase of 33% compared with 2006 nine month sales of $4.17 billion. The 2007 nine-month financial results include in cost of sales a pre-tax LIFO expense amount of $45.0 million, or $.37 per diluted share, compared with a pre-tax LIFO expense amount of $56.3 million, or $.48 per diluted share in the 2006 year-to-date period. All share and per share amounts have been adjusted for the two-for-one common stock split effective July 19, 2006.

    David H. Hannah, Chief Executive Officer of Reliance said, "Considering the overall market factors, we are pleased with the 2007 third quarter results. Demand for our products was relatively steady for a third quarter with volume off as we expected only about 4% from our record 2007 second quarter amounts. We managed our receivables and inventory well, which, when combined with our operating profits, resulted in very strong cash flow. Gross profit management in an environment of falling prices is always a challenge. The significant and rapid drop in stainless steel prices resulting from the drop in nickel surcharges complicated the situation even further. This scenario caused our gross profit to decline 2% from the prior quarter, about double what we estimated for our third quarter earnings per share guidance."

    "Effective July 1, 2007, we completed the acquisition of Clayton Metals, Inc., headquartered in Wood Dale, IL, with three additional service centers in California, North Carolina and New Jersey. Clayton's sales were $123 million for their year ended December 31, 2006. Effective October 1, 2007, we completed the acquisition of the outstanding capital stock of Metalweb plc, headquartered in Birmingham, England with three additional service centers located in London, Manchester and Oxford, England. Metalweb was established in 2001 and specializes in the processing and distribution of primarily aluminum products for non-structural aerospace components and general engineering parts used in high-end industrial applications. Metalweb's net sales for the fiscal year ended May 31, 2007 were approximately $53 million. Metalweb operates as a subsidiary of Reliance. "This transaction brings an additional global presence to Reliance and marks our first metals service center based in the United Kingdom," said Hannah.

    "We still expect record sales and earnings for 2007. Our strong operating results, cash flow and solid balance sheet with net debt-to-total capital of 36.7% will continue to provide opportunities for future growth. We are proud of our performance and believe that our proven ability to grow both internally and by successful accretive acquisitions through varying market conditions will result in continued strong operating results going forward. We expect demand may soften further in the fourth quarter due to the normal seasonal holiday slowdown as well as cautious buying from our customers, leading us to anticipate relatively flat pricing. As a result, we currently estimate earnings per diluted share for the 2007 fourth quarter in a range of $.95 to $1.05," Hannah concluded.

    Also during the quarter, the Company purchased 1,673,467 shares of its common stock at an average cost of $49.10 per share under the Stock Repurchase Plan. As of September 30, 2007, the Company had repurchased a total of 12,750,017 shares of its common stock at an average cost of $12.93 per share, since the Stock Repurchase Plan was first adopted in December 1994. Repurchased shares are redeemed and treated as authorized but unissued shares. At September 30, 2007 there were 10,326,533 shares of the Company's common stock authorized for repurchase under the Plan.

    On July 18, 2007, the Board of Directors declared a regular quarterly cash dividend of $.08 per share of common stock. The 2007 third quarter dividend was paid on September 14, 2007 to shareholders of record August 24, 2007. The Company has paid regular quarterly dividends for 47 consecutive years.

    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the third quarter and nine months results for the period ended September 30, 2007. All interested parties are invited to listen to the web cast on October 18, 2007 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through November 18, 2007 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.

    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of more than 180 locations in 37 states and Belgium, Canada, China, South Korea and the United Kingdom, the Company provides value-added metals processing services and distributes a full line of over 100,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 125,000 customers in various industries.

    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named to the 2007 "Fortune 500" List, the Fortune 2007 "100 Fastest Growing Companies" List, the Fortune 2007 List of "America's Most Admired Companies" and the 2007 Forbes "Platinum 400 List of America's Best Big Companies."

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and other reports on file with the Securities and Exchange Commission.



                    RELIANCE STEEL & ALUMINUM CO.
                       SELECTED FINANCIAL DATA
          (In thousands, except share and per share amounts)

                         Three Months               Nine Months
                      Ended September 30,       Ended September 30,
                   ------------------------- -------------------------
                       2007         2006         2007         2006
                   ------------ ------------ ------------ ------------
Income Statement
 Data:
Net sales          $ 1,812,092  $ 1,626,208  $ 5,550,018  $ 4,173,416
Gross profit           439,964      432,069    1,409,913    1,122,127
Operating
 profit(1)             170,943      192,478      588,193      494,453
EBITDA(2)              190,010      209,258      642,565      538,523
EBIT(2)                170,219      192,747      585,113      493,391
Pre-tax income         149,702      173,393      524,871      451,395
Net income              93,565      107,505      328,045      279,865
EPS - diluted(3)   $      1.22  $      1.41  $      4.28  $      3.83
Weighted average
 shares
 outstanding --
 diluted(3)         76,476,928   76,016,596   76,613,307   72,985,065
Gross margin              24.3%        26.6%        25.4%        26.9%
Operating profit
 margin(1)                 9.4%        11.8%        10.6%        11.8%
EBITDA margin(2)          10.5%        12.9%        11.6%        12.9%
EBIT margin(2)             9.4%        11.9%        10.5%        11.8%
Pre-tax margin             8.3%        10.7%         9.5%        10.8%
Net margin                 5.2%         6.6%         5.9%         6.7%
Cash dividends per
 share(3)          $       .08  $       .06  $       .24  $       .16




                                         September 30,   December 31,
                                             2007            2006
                                        --------------- --------------
Balance Sheet Data:
Current assets                          $    1,956,666  $   1,675,389
Working capital                              1,317,548      1,124,650
Net fixed assets                               795,973        742,672
Total assets                                 4,151,071      3,614,173
Current liabilities                            639,118        550,739
Long-term debt(4)                            1,244,208      1,088,051
Shareholders' equity                         2,023,993      1,746,398
Capital expenditures (year-to-date)             88,350        108,742
Net debt-to-total capital(5)                      36.7%          37.6%
Return on equity(6)                               23.1%          27.3%
Current ratio                                      3.1            3.0
Book value per share(3)                 $        27.12  $       23.07
Cash flow from operations per share(3),
 (7)                                    $         7.37  $        2.59


    (1) Operating profit is calculated as net sales less cost of sales, warehouse, delivery, selling, general and administrative expenses and depreciation expense.

    (2) See Consolidated Statements of Income for reconciliation of EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

    (3) All periods have been adjusted to reflect the two-for-one stock split effected in the form of a 100% stock dividend that was declared on May 17, 2006 and distributed on July 19, 2006 to shareholders of record on July 5, 2006.

    (4) Long-term debt includes capital lease obligations of $4,657 and $4,956 as of September 30, 2007 and December 31, 2006, respectively.

    (5) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).

    (6) Calculations are based on the latest twelve months net income and beginning shareholders' equity. The 2006 calculation adjusted beginning shareholders' equity for $360.5 million of common stock and stock options issued to fund an acquisition on April 3, 2006.

    (7) Calculations are based on the latest twelve months.



                    RELIANCE STEEL & ALUMINUM CO.
                     CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share amounts)

                                ASSETS


                                          September 30,  December 31,
                                               2007          2006
                                          -------------- -------------
                                           (Unaudited)
Current assets:
  Cash and cash equivalents               $     106,003  $     57,475


Accounts receivable, less allowance for
 doubtful accounts of $19,665 at
 September 30, 2007 and $16,755 at
 December 31, 2006, respectively                807,798       666,273
  Inventories                                 1,007,349       904,318
  Prepaid expenses and other current
   assets                                        20,820        22,179
  Income taxes receivable                        14,696        25,144
                                          -------------- -------------
Total current assets                          1,956,666     1,675,389
Property, plant and equipment, at cost:
  Land                                          117,879       108,022
  Buildings                                     415,263       385,851
  Machinery and equipment                       631,364       565,951
  Accumulated depreciation                     (368,533)     (317,152)
                                          -------------- -------------
                                                795,973       742,672

Goodwill                                        937,446       784,871
Intangible assets, net                          402,000       354,195
Cash surrender value of life insurance
 policies, net                                   43,861        41,190
Other assets                                     15,125        15,856
                                          -------------- -------------
Total assets                              $   4,151,071  $  3,614,173
                                          ============== =============

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                        $     402,796  $    340,356
  Accrued expenses                               59,589        36,481
  Accrued compensation and retirement
   costs                                         82,571        92,905
  Accrued insurance costs                        36,123        34,475
  Deferred income taxes                          23,721        23,706
  Current maturities of long-term debt           33,684        22,257
  Current maturities of capital lease
   obligations                                      634           559
                                          -------------- -------------
Total current liabilities                       639,118       550,739
Long-term debt                                1,239,551     1,083,095
Capital lease obligations                         4,657         4,956
Long-term retirement costs and other
 long-term liabilities                           55,854        46,111
Deferred income taxes                           186,369       181,628
Minority interest                                 1,529         1,246
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value:
    Authorized shares -- 5,000,000
    None issued or outstanding                       --            --
  Common stock, no par value:
    Authorized shares -- 100,000,000
   Issued and outstanding shares --
    74,618,149 at September 30, 2007 and
    75,702,046 at December 31, 2006,
    respectively, stated capital
                                                638,420       701,690
  Retained earnings                           1,362,230     1,046,339
  Accumulated other comprehensive
   income/(loss)                                 23,343        (1,631)
                                          -------------- -------------
Total shareholders' equity                    2,023,993     1,746,398
                                          -------------- -------------
Total liabilities and shareholders'
 equity                                   $   4,151,071  $  3,614,173
                                          ============== =============




                    RELIANCE STEEL & ALUMINUM CO.
             UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
          (In thousands, except share and per share amounts)


                            Three Months             Nine Months
                         Ended September 30,     Ended September 30,
                       -----------------------------------------------
                           2007        2006        2007        2006
                       ----------- ----------- ----------- -----------

Net sales              $ 1,812,092 $ 1,626,208 $ 5,550,018 $ 4,173,416
Other income, net            2,063       1,987       4,770       3,641
                       ----------- ----------- ----------- -----------
                         1,814,155   1,628,195   5,554,788   4,177,057
Costs and expenses:
  Cost of sales
   (exclusive of
   depreciation and
   amortization shown
   below)                1,372,128   1,194,139   4,140,105   3,051,289
  Warehouse, delivery,
   selling, general
   and administrative      252,017     224,798     772,118     587,245
  Depreciation and
   amortization             19,791      16,511      57,452      45,132
  Interest                  20,517      19,354      60,242      41,996
                       ----------- ----------- ----------- -----------
                         1,664,453   1,454,802   5,029,917   3,725,662
                       ----------- ----------- ----------- -----------

Income from continuing
 operations before
 income taxes              149,702     173,393     524,871     451,395

Provision for income
 taxes                      56,137      65,888     196,826     171,530
                       ----------- ----------- ----------- -----------
Net income             $    93,565 $   107,505 $   328,045 $   279,865
                       =========== =========== =========== ===========


Earnings per share:
Income from continuing
 operations - diluted  $      1.22 $      1.41 $      4.28 $      3.83
                       =========== =========== =========== ===========
Weighted average
 shares outstanding -
 diluted                76,476,928  76,016,596  76,613,307  72,985,065
                       =========== =========== =========== ===========

Income from continuing
 operations - basic    $      1.24 $      1.42 $      4.32 $      3.87
                       =========== =========== =========== ===========
Weighted average
 shares outstanding -
 basic                  75,609,783  75,451,585  75,896,299  72,315,779
                       =========== =========== =========== ===========

Cash dividends per
 share                 $       .08 $       .06 $       .24 $       .16
                       =========== =========== =========== ===========

                  Reconciliation of EBIT and EBITDA
Income from continuing
 operations before
 income taxes          $   149,702 $   173,393 $   524,871 $   451,395
Interest expense            20,517      19,354      60,242      41,996
                       ----------- ----------- ----------- -----------
EBIT                       170,219     192,747     585,113     493,391
Depreciation expense        17,004      14,793      49,602      40,429
Amortization expense         2,787       1,718       7,850       4,703
                       ----------- ----------- ----------- -----------
EBITDA                 $   190,010 $   209,258 $   642,565 $   538,523
                       =========== =========== =========== ===========




                    RELIANCE STEEL & ALUMINUM CO.
           UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                  Nine Months Ended
                                                    September 30,
                                                ----------------------
                                                   2007        2006
                                                ----------  ----------


Operating activities:
Net income                                      $ 328,045   $ 279,865
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                    57,452      45,132
  Debt premium amortization                            --      (1,779)
  Deferred income taxes                            (2,333)     (1,297)
  Gain on sales of machinery and equipment         (1,115)       (990)
  Minority interest                                   283         227
  Stock based compensation expense                  7,569       4,336
  Excess tax benefits from stock based
   compensation                                    (6,062)     (1,769)
  Decrease in cash surrender value of life
   insurance policies                                 464         494
  Changes in operating assets and liabilities
   (excluding effect of businesses acquired):
    Accounts receivable                           (66,632)   (130,298)
    Inventories                                    16,454    (172,732)
    Prepaid expenses and other assets              15,586       9,593
    Accounts payable and accrued expenses          34,976     (19,253)
                                                ----------  ----------
Net cash provided by operating activities         384,687      11,529

Investing activities:
Purchases of property, plant and equipment        (88,350)    (84,720)
Acquisitions of metals service centers and net
 asset purchases of metals service centers, net
 of cash acquired                                (257,640)   (559,393)
Proceeds from sales of property and equipment       2,833       2,956
Tax distributions made related to a prior
 acquisition                                         (634)       (894)
Net investment in life insurance policies            (262)       (279)
Proceeds from redemption of life insurance
 policies                                             134         489
                                                ----------  ----------
Net cash used in investing activities            (343,919)   (641,841)

Financing activities:
Proceeds from borrowings                          648,554     993,316
Principal payments on long-term debt and short-
 term borrowings                                 (558,155)   (368,123)
Payments to former minority shareholders               --      (1,291)
Dividends paid                                    (18,216)    (11,608)
Excess tax benefits from stock based
 compensation                                       6,062       1,769
Exercise of stock options                          11,047       2,852
Issuance of common stock                              281         222
Common stock repurchase                           (82,167)         --
                                                ----------  ----------
Net cash provided by financing activities           7,406     617,137
Effect of exchange rate changes on cash               354         194
                                                ----------  ----------
Increase/(decrease) in cash and cash equivalents   48,528     (12,981)
Cash and cash equivalents at beginning of period   57,475      35,022
                                                ----------  ----------
Cash and cash equivalents at end of period      $ 106,003   $  22,041
                                                ==========  ==========

Supplemental cash flow information:

Interest paid during the period                 $  45,395   $  24,997
Income taxes paid during the period             $ 183,734   $ 155,221

Non-cash investing and financing activities:

Issuance of common stock and stock options in
 connection with acquisition of metals service
 center                                         $      --   $ 360,453
Issuance of common stock to employee retirement
 savings plan                                   $      --   $   2,830


    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             713-610-9937
             213-576-2428
             kfeazle@rsac.com
             investor@rsac.com